POWER OF ATTORNEY
Each of the undersigned Trustees of WT Mutual Fund (the “Trust”) hereby appoints each of John J. Kelley and Neil Wolfson as attorneys-in-fact and agents, in all capacities, to execute and to file any and all amendments to the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended, in connection with the reorganization of the Wilmington Multi-Manager Mid-Cap Fund into the Wilmington Multi-Manager Large-Cap Fund, also including all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission or any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
The undersigned Trustees hereby execute this Power of Attorney as of this 15th day of October 2007.

/s/ Robert H. Arnold
Robert H. Arnold

/s/ Eric Brucker
Eric Brucker

/s/ Ted T. Cecala
Ted T. Cecala

/s/ Robert J. Christian
Robert J. Christian

/s/ Nicholas A. Giordano
Nicholas A. Giordano

/s/ Louis Klein, Jr.
Louis Klein, Jr.

/s/ Mark Sargent
Mark Sargent

The undersigned Trustee hereby executes this Power of Attorney as of this 12th day of October 2007.

/s/ John J. Quindlen
John J. Quindlen